Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 10, 2006, with respect to the consolidated financial statements of etrials Worldwide, Inc. included in its Form 8-K/A dated March 31, 2006, for the year ended December 31, 2005, in the Registration Statement pertaining to the 2005 Equity Performance Plan of etrials Worldwide, Inc. filed with the Securities and Exchange Commission.

Ernst & Young LLP
Raleigh, North Carolina
August 16, 2006